EXHIBIT 99.1

                                  NEWS RELEASE

FOR:           TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)
FOR RELEASE:   FEBRUARY 11, 2006

        TRUMP ENTERTAINMENT RESORTS RETAINS KORN FERRY TO LEAD SEARCH FOR
                             DEVELOPMENT EXECUTIVE


ATLANTIC CITY, NJ - Trump Entertainment Resorts, Inc (NASDAQ:TRMP) today announced that it has retained Korn/Ferry International to lead the Company's search for a Senior Vice President of Development who will be charged with assisting the Company in implementing the growth strategy adopted by the Board of Directors. As recently outlined in the Company's annual report, growth is a key element in the Company's commitment to add value for shareholders. By combining the magic of the Trump brand and demonstrated talent in the operation of world class casinos, the Company seeks to take full advantage of the growth opportunities for casino gaming throughout the world.

The new executive will lead the Company's efforts on its current development opportunities and in identifying and evaluating new development opportunities for the Company, including, possible acquisitions, joint ventures, and new ground up development opportunities. The new executive will also search for licensing or management opportunities with parties interested in enhancing their projects through an affiliation with the Trump brand that would create additional shareholder value for the Company.

James B. Perry, President and Chief Executive Officer commented "We believe this individual will round out our executive team by allowing someone to focus fully on development opportunities that are consistent with our goals for the Trump brand. These efforts are an important part of the process of improving our company and will complement our efforts to improve the operating performance of our existing asset base."

ABOUT OUR COMPANY:
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Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company's properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company's Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could," "can" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, including but not limited to: the ability to fund and execute the Company's master plan for the Company's Atlantic City properties; the ability to obtain slot licenses in Philadelphia or other locations or develop such sites; the effects of our recently completed bankruptcy cases; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company's properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies and the results of any litigation; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company's customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company's ability to recoup costs of capital investments through higher revenues; the ability to use the "Trump" name; acts of war or terrorist incidents; high energy and gasoline prices and adverse winter weather conditions; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular.

The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

CONTACT:
Trump Entertainment Resorts, Inc.
Tom Hickey, 609-441-6819
or
Korn Ferry International
Glen Schostak, 609-720-7338